UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 23, 2016 (June 22, 2016)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Rite Aid held its 2016 Annual Meeting of Stockholders on June 22, 2016.  The following is a summary of the matters voted on at that meeting.

(a)         The stockholders elected Rite Aid’s nominees to the Board of Directors.  The persons elected to Rite Aid’s Board of Directors and the number of shares cast for, the number against, the number abstaining and broker non-votes, with respect to each of these persons, were as follows:

Name	For	Against	Abstain	Broker Non- Votes
Joseph B. Anderson, Jr.	520,767,321	95,830,913	2,418,388	269,634,941
Bruce G. Bodaken	595,353,977	22,145,413	1,517,232	269,634,941
David R. Jessick	604,254,093	13,345,201	1,417,328	269,634,941
Kevin E. Lofton	604,944,098	12,708,606	1,363,918	269,634,941
Myrtle S. Potter	594,110,601	23,553,070	1,352,951	269,634,941
Michael N. Regan	595,049,419	22,599,458	1,367,745	269,634,941
Frank A. Savage	594,357,729	23,323,238	1,335,655	269,634,941
John T. Standley	588,845,856	22,457,916	7,712,850	269,634,941
Marcy Syms	594,527,692	22,927,724	1,561,206	269,634,941

(b)         The stockholders ratified the appointment of Deloitte & Touche LLP as Rite Aid’s independent registered public accounting firm.  The number of shares cast in favor of the ratification of Deloitte & Touche LLP, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
875,118,855	9,854,030	3,678,678	0

(c)          The stockholders approved, on an advisory basis, the compensation of Rite Aid’s Named Executive Officers as set forth in Rite Aid’s proxy statement for the 2016 Annual Meeting of Stockholders.  The number of shares cast in favor of the compensation of Rite Aid’s Named Executive Officers, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
321,404,695	293,724,045	3,887,882	269,634,941

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 23, 2016	By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Senior Vice President, General Counsel